UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2007

VIPER POWERSPORTS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

19950 177th St., Ste. F Big Lake, MN		55309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 263-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item l.02. Termination of a Material Definitive Agreement

On December 26, 2007, Viper Powersports Inc. (the “Company”) terminated its outstanding Stock Purchase Agreement (the “Agreement”) of August 3, 2007 whereby the Company had intended to acquire 100% of Melling Sportscar, Inc (“Melling”) through a tax-free stock exchange. Melling has been engaged in designing and developing a sportscar and sportscar engines, but has not realized any revenues to date. The terms of this Agreement provided for the Company to issue 1.5 shares of its common stock for each of the 4,551,334 common shares of Melling.

The Company terminated the Agreement due to the Company being unable to raise the substantial capital funds needed to support sportscar development along with its primary business of developing, producing and marketing premium motorcycles.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2007	Viper Powersports Inc.
	By:	/s/John Lai
John Lai, President